EXHIBIT (b)

Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code): Each of the undersigned officers of MTB Group of Funds (the Trust), do hereby certify, to such officer’s knowledge, that:

(1)	the Trust’s report on Form N-CSR for the period ended September 30, 2007 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 28, 2007	By:	/S/ RICHARD J. BERTHY
Name: Richard J. Berthy
Title: Principal Executive Officer

Date: December 28, 2007	By:	/S/ GUY NORDAHL
Name: Guy Nordahl
Title: Principal Financial Officer